UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
              Securities Exchange Act of 1934 (Amendment No. ___)

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                       BOULDER GROWTH & INCOME FUND, INC.
                (Name of Registrant as Specified In Its Charter)


                             Stephen C. Miller, Esq.
                           2344 Spruce Street, Suite A
                            Boulder, Colorado 80302
                                 (303) 444-5483
                   (Name of Person(s) Filing Proxy Statement)

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

      BOULDER GROWTH & INCOME FUND, INC. ANNOUNCES LOCATION OF RECONVENED
                         ANNUAL MEETING OF STOCKHOLDERS

Boulder, Colo. - (BUSINESS WIRE) - May 18, 2009 - The Boulder Growth & Income Fund, Inc. (NYSE:BIF) announced that its reconvened Annual Meeting of Stockholders will be held at 2344 Spruce Street, Suite A, Boulder, Colorado at 9:00 A.M. local time on Friday, May 29, 2009. The reconvened meeting will not include any new stockholder business; accordingly, neither the Board of Directors nor the Fund's portfolio managers anticipate being in attendance. Under the Fund's bylaws, only record date stockholders are permitted to attend the meeting. On the day of the reconvened meeting, the Fund may determine to adjourn the meeting again if it does not have sufficient votes and additional solicitation time is needed.

In addition to the routine election of Directors, the Fund's stockholders are being asked to approve an amendment to the Fund's charter to classify the Board of Directors into three separate classes (Proposal 1). The Board of Directors, including all of the independent Directors, unanimously recommends that stockholders vote "FOR" Proposal 1. A copy of the proxy statement is available on the Fund's website at www.boulderfunds.net or by calling the Fund's proxy solicitor at 1-800-992-2856. Stockholders have a number of convenient means to vote, including telephone, internet, and by mail. For questions regarding how to vote your shares please call 1-800-992-2856.



Contact:
Boulder Investment Advisers, LLC
Nicole Murphey, (303) 449-0426